Exhibit 15

                              PRICE WATERHOUSE LLP







May 9, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated April 11, 1996 (issued pursuant to the provisions of Statements on Auditing Standards Nos. 71 and 42) in the Prospectus constituting part of its Registration Statements on Form S-3 (No. 33-44380) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62486).
We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




Price Waterhouse LLP
Phoenix, Arizona